                                                                    Exhibit 28.A

                    First Chicago Credit Card Master Trust II
                       Excess Spread Analysis - March 2002

-------------------------------------------------------------------------------------------------
Series                                  95-M       95-O       96-S       97-U      99-X      99-Y
Deal Size                             $500MM     $500MM     $700MM     $400MM    $750MM    $550MM
Expected Maturity                   10/15/02   12/16/02   12/16/02   10/15/02   6/16/03   8/15/03
-------------------------------------------------------------------------------------------------
Yield                                21.30%     21.30%     21.30%     21.30%     21.30%    21.30%
Less: Coupon                          2.16%      2.17%      2.08%      2.06%      2.15%     2.16%
      Servicing Fee                   1.50%      1.50%      1.50%      1.50%      1.50%     1.50%
      Net Credit Losses               6.57%      6.57%      6.57%      6.57%      6.57%     6.57%
Excess Spread:
      March-02                       11.07%     11.06%     11.15%     11.17%     11.08%    11.07%
      February-02                    10.52%     10.52%     10.60%     10.62%     10.53%    10.53%
      January-02                     11.43%     11.42%     11.51%     11.53%     11.45%    11.43%
Three Month Average Excess Spread    11.00%     11.00%     11.09%     11.11%     11.02%    11.01%

Delinquency:
      30 to 59 Days                   1.30%      1.30%      1.30%      1.30%      1.30%     1.30%
      60 to 89 Days                   0.88%      0.88%      0.88%      0.88%      0.88%     0.88%
      90+ Days                        1.87%      1.87%      1.87%      1.87%      1.87%     1.87%
      Total                           4.05%      4.05%      4.05%      4.05%      4.05%     4.05%

Payment Rate                         33.02%     33.02%     33.02%     33.02%     33.02%    33.02%

=================================================================================================